UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2010

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
 (Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On June 17, 2010, Aéropostale, Inc. (the "Company") held its annual meeting of stockholders in New York, New York (the "Annual Meeting").  As of April 22, 2010, the Company's record date, there were a total of 93,467,817 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 82,869,387 or 88.66% of the shares of Common Stock entitled to vote were represented in person or by proxy and, therefore, a quorum was present.

The vote on proposals presented for stockholder vote at the Annual Meeting was as follows:

Proposal 1 — Election of Directors

Name	For	Withheld	Broker Non-Votes
Bodil Arlander	73,661,019	789,845	8,418,523
Ronald R. Beegle	74,272,862	178,002	8,418,523
Robert C. Chavez	74,155,605	295,259	8,418,523
Evelyn Dilsaver	74,275,187	175,677	8,418,523
Julian R. Geiger	73,544,283	906,581	8,418,523
John N. Haugh	74,159,488	291,376	8,418,523
Karin Hirtler-Garvey	74,275,696	175,168	8,418,523
John D. Howard	73,739,293	711,571	8,418,523
Thomas P. Johnson	73,864,065	586,799	8,418,523
Mindy C. Meads	73,868,020	582,844	8,418,523
David B. Vermylen	74,159,196	291,668	8,418,523

Based on the votes set forth above, the director nominees were duly elected.

Proposal 2 — Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending January 29, 2011.

	For	Against	Abstain	Broker Non-Votes
Deloitte & Touche LLP	81,988,358	861,384	19,645	0

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 29, 2011 was duly ratified.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/  Michael J. Cunningham
Michael J. Cunningham
President - Chief Financial Officer

Dated: June 17, 2010